EXHIBIT 99.2

                      [Logo of American Express Company]

                         Fourth Quarter/Full Year 1998
                              Earnings Supplement








The enclosed summary should be read in conjunction with the text and statistical tables included in American Express Company's (the "Company" or "AXP") Fourth Quarter and Full Year 1998 Earnings Release.


This summary includes certain forward-looking statements, each indicated by an asterisk (*), which are subject to risks and uncertainties and speak only as of the date on which they are made. Important factors that could cause actual results to differ materially from these forward-looking statements, including the Company's ability to achieve its financial and other goals, are set forth on pages 29-31 of the Company's 1997 10-K Annual Report filed with the Securities and Exchange Commission.

                           AMERICAN EXPRESS COMPANY
                              FOURTH QUARTER 1998
                                  HIGHLIGHTS


o 4Q `98 EPS and revenue growth of 11.5% and 8.3%, respectively, and ROE of 24% were in line with our financial targets. 1998 was the sixth consecutive year AXP met or exceeded its EPS and ROE objectives.

o Solid performance was recorded in a number of key areas. Compared with the fourth quarter of 1997: - Worldwide billed business rose 8% despite the slowdown in international economies and general tightening by corporations of T&E expenditures;

     -   Worldwide lending balances of $18.3B were up 16%;

     - Cards in force were flat versus last year notwithstanding the cancellation of 1.6MM U.S. government cards as of 11/30/98. We decided earlier this year not to pursue renewal of this marginally profitable account relationship. Excluding the U.S. government relationship, total and basic cards in force increased 4% and 5%, respectively; and

     -   AEFA assets owned, managed and administered of $212B were 17% higher.

o A number of new products and services were offered and agreements reached.

     -  Several   proprietary   card  products  were  announced  or introduced:
         --   A new credit card for college students in the U.S.;
         --   An affinity card with the National Restaurant Association in the
              U.S.;
         --   A co-branded Corporate Card with HSBC Bamerindus in Brazil;
         --   The American Express Blue Card (credit) in Israel;
         --   A credit card in India;
         --   The Platinum Card in Singapore and Brazil;
         --   The  American  Express   Aeromexico  Card,  in  green  and  gold
              versions; and
         --   Personal and Gold Small Business Corporate Cards in Greece.

     - Personal and business charge cards were launched through the Global Network Services Group's arrangement with K&H Bank in Hungary.

     -   AEB  launched   the   American   Express   World   Express   Fund,  a
         euro-denominated investment fund designed for European customers. AEB also began offering retail banking services in India.

     - Small Business Services signed an agreement to acquire Rockford Industries which finances and leases equipment for small businesses.

     - Tax and Business Services acquired Altschuler, Melvoin and Glasser, LLP in Chicago. AXP is now the sixth largest accounting firm in that region.

     -   We acquired Travel One, the ninth largest travel agency in the U.S.

     - AEFA's roll-out of its new PC-based financial planning system progressed; 75% of all advisors are now equipped.

     - American Express Foreign Exchange Services introduced a site on the Internet that provides a simple, convenient and cost effective way for U.S. small and medium-sized firms to initiate payment to international vendors in more than 41 foreign currencies, 24 hours a day, seven days a week.

     - We announced plans to expand our automatic teller machine program in the U.S. through the acquisition of 2,740 ATMs from EDS, AmeriCash and Zions Bancorporation.

o Further progress was made during 1998 in broadening relationships with existing AXP customers:
     -   1998 spending per U.S. cardmember increased 9%.

     -   Over 30% of new AEFA clients are from the cardmember base; and

     - AEFA manufactured certificates sold by AEB to its international client base have exceeded $1B to-date.


                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 1998 OVERVIEW
                                 CONSOLIDATED

(millions, except per share amounts)                                  Quarter Ended                        Percentage
                                                                      December 31,                         Inc/(Dec)
                                                        ------------------------------------------      -----------------
                                                                   1998               1997
                                                                   ----               ----

Consolidated revenues                                            $5,062             $4,674                       8.3%
---------------------                                            ======             ======

Net income                                                         $530               $493                       7.5%
-----------                                                        ====               ====

EPS:     Basic                                                    $1.18              $1.07                      10.3%
---                                                               =====              =====

         Diluted                                                  $1.16              $1.04                      11.5%
                                                                  =====              =====

o CONSOLIDATED REVENUES: Grew 8.3% as the benefits of strong card spending, greater loan balances, higher managed assets, and travel acquisitions more than compensated for last year's non-recurring recoveries on abandoned Travelers Cheque ("TC") property.

o CONSOLIDATED EXPENSES: Increased 9.2% due to higher human resource and operating expenses, reflecting travel acquisitions, which increased revenues and expenses but did not have a material impact on earnings.

o SHARE REPURCHASES: 97.0MM shares have been acquired since the inception of repurchase programs in September, 1994.


                                                                                     Millions of Shares
                                                                 -----------------------------------------------------------
     -   Average shares:                                                4Q `98               3Q `98             4Q `97
         ---------------                                                ------               ------             ------

         Basic                                                           448.7                451.6              460.7
                                                                         =====                =====              =====
         Diluted                                                         456.0                459.6              475.1
                                                                         =====                =====              =====

     -   Actual shares:
         --------------
         Shares outstanding - beginning of period                        452.3                456.8              465.8
         Repurchase of common shares                                      (2.5)                (5.0)              (4.2)
         Lehman preferred exchange                                           -                    -                4.4
         Employee benefit plans, compensation
            and other                                                      0.7                  0.5                0.4
                                                                       -------              -------                ---
         Shares outstanding - end of period                              450.5                452.3              466.4
                                                                         =====                =====              =====

o    SEGMENT REPORTING REVISION:
     In the third quarter of 1997, the TC unit, which had been part of TRS, began reporting to the Chief Executive Officer of AEB. This change was designed to align better our TC business with AEB's strengths in overseas markets and to improve our ability to realize synergies from closer cooperation between TC and AEB.

     In accordance with Statement of Financial Accounting Standards No. 131, TC, which historically has been included in TRS, is reported in a new segment with AEB as of 1Q `98. All prior year information has been restated to conform with this classification.


                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 1998 OVERVIEW
                            TRAVEL RELATED SERVICES

(preliminary)                 Statement of Income
                              -------------------
                        (unaudited, managed asset basis)

                                                                        Quarter Ended                    Percentage
(millions)                                                               December 31,                    Inc/(Dec)
                                                            -------------------------------------   -------------------
                                                                      1998                1997
                                                                      ----                ----
Net revenues:
     Discount revenue                                               $1,639              $1,530               7%
     Net card fees                                                     398                 398               -
     Travel commissions and fees                                       452                 402              12
     Other revenues                                                    617                 516              20
     Lending:
          Finance charge revenue                                       655                 574              14
          Interest expense                                             211                 186              14
                                                                      ----                 ---
               Net finance charge revenue                              444                 388              15
                                                                      ----                 ---
          Total net revenues                                         3,550               3,234              10
                                                                     -----               -----
Expenses:
     Marketing and promotion                                           301                 309              (3)
     Provision for losses and claims:
          Charge card                                                  192                 255             (25)
          Lending                                                      331                 269              23
          Other                                                         14                  14               7
                                                                    ------                  --
               Total                                                   537                 538               -
                                                                      ----                ----
     Charge card interest expense                                      271                 266               2
     Human resources                                                   990                 805              23
     Other operating expenses                                          968                 877              10
                                                                      ----                 ---
          Total expenses                                             3,067               2,795              10
                                                                     -----               -----
Pretax income                                                          483                 439              10
Income tax provision                                                   157                 158               -
                                                                      ----                ----
Net income                                                            $326                $281              16
                                                                      ====                ====

o Revenues benefited from higher worldwide billed business, growth in cardmember loans outstanding, the inclusion of travel acquisitions announced earlier this year, and the transfer of Tax and Business Services (TBS) from AEFA effective 1/98.


o The pre-tax margin was flat versus last year reflecting the effects of travel acquisitions, which increased revenues and expenses but did not have a material effect on earnings, and the inclusion of TBS.


o The effective tax rate was 33% in 4Q `98 compared with 36% in 4Q `97 and 35% in 3Q `98 as the year-end true-up of the provision provided a slight benefit in this year's fourth quarter. On a full year basis, the effective tax rates were 34% in 1998 and 35% in 1997.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 1998 OVERVIEW
                       TRAVEL RELATED SERVICES (Cont'd)

o DISCOUNT REVENUE: Higher billed business and a stable discount rate resulted in a 7% increase in discount revenue.
      - The average discount rate of 2.72% in 4Q `98 was flat with 3Q `98 and down 1BP versus 4Q `97.
         -- Merchant pressure on discount rates is always present, but we believe the AXP value proposition is strong. However, changes in the mix of business (e.g., growing acceptance at supermarkets, discounters and colleges), the continued shift to electronic data capture, volume related pricing discounts, and selective repricing initiatives will probably result in some rate erosion over time.*

                                                                             Quarter Ended                  Percentage
                                                                             December 31,                    Inc/(Dec)
                                                                   ----------------------------------    ------------------
                                                                           1998               1997
                                                                           ----               ----
    Card billed business (billions):
         United States                                                    $44.2              $40.7                 9%
         Outside the United States                                         17.2               16.0                 7
                                                                           ----               ----
         Total                                                            $61.4              $56.7                 8
                                                                          =====              =====

    Cards in force (millions):
         United States                                                     27.8               29.6                (6)%
         Outside the United States                                         14.9               13.1                14
                                                                           ----               ----
         Total                                                             42.7               42.7                 -
                                                                           ====               ====

    Basic cards in force (millions):
         United States                                                     21.7               23.3                (7)%
         Outside the United States                                         11.5               10.0                15
                                                                           ----               ----
         Total                                                             33.2               33.3                 -
                                                                           ====               ====

    Spending per basic card in force (dollars) (a):
         United States                                                   $1,937             $1,753                10%
         Outside the United States                                       $1,676             $1,675                 -
         Total                                                           $1,861             $1,731                 8

         (a) Proprietary card activity only.

      - BILLED BUSINESS: Higher spending per basic cardmember worldwide (due in part to increased merchant coverage and the benefits of rewards programs) and greater average cards in force resulted in an 8% increase in billed business.
         -- U.S. spending per basic card in force increased 10% reflecting continued strong growth in the consumer and small business areas. Corporate spending rose less rapidly than in recent quarters as corporations maintained their tighter policy regarding T&E expenditures and we felt the effect of the loss of $3.5B of annual charge volume associated with the U.S. government account, effective 11/30/98.
         --  Excluding foreign exchange translation:
             - Total billed business outside the U.S. grew approximately 8% versus the reported 7%, reflecting strong growth in Canada and Europe, and single digit improvement in the Asia/Pacific region, which represents less than 10% of the worldwide total, and in Latin America.
             - Spending per proprietary basic card in force outside the U.S. increased 1% versus the flat reported comparison.
         -- Network partnership volumes sustained their strong growth trend. -- The retail category continues to be a strong component of worldwide  business growth.
         -- The  average airline  charge decreased,  while transaction  volume rose modestly.
      - CARDS IN FORCE expansion outside the U.S. was particularly strong at 14%, as proprietary card increases continued and a substantial number of new network cards were added over the past year. The decline in the U.S. reflects:
        --The cancellation of 1.6MM U.S. government cards, effective 11/30/98;
        --The cancellation during 1997 and 1998 of  certain poorly  performing credit card accounts in conjunction with profitability reviews; and
        --Reduced U.S. consumer card acquisition  activities  due to our shift in strategy to expand existing relationships.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 1998 OVERVIEW
                       TRAVEL RELATED SERVICES (Cont'd)

o NET CARD FEES: Were flat versus last year as growth in small business and international offset a decline in U.S. consumer charge cards in force. The average fee per card in force was $38 in 4Q `98 and in 4Q `97.

o TRAVEL COMMISSIONS AND FEES: Were up 12% on 16% growth in travel sales driven by recent acquisitions. The declining revenue earned per dollar of sales (8.1% in 4Q `98 versus 8.4% in 4Q `97) reflects continued efforts by airlines to reduce distribution costs and by corporate clients to contain travel and entertainment expenses.

o OTHER REVENUES: Increased 20% reflecting higher card assessments and fees, greater interest revenues, travel acquisitions, a larger publishing contribution, and the transfer of Tax and Business Services from AEFA effective 1/98. The revenue benefit of this transfer was partially offset by the sale of Epsilon late last year.

o NET FINANCE CHARGE REVENUE: Rose 15% on 16% growth in worldwide lending balances and flat net interest yields.

      - The yield on the U.S. portfolio was generally stable at 9.5% in 4Q `98 versus 9.4% in 4Q `97 and 9.6% in 3Q `98.

o MARKETING AND PROMOTION EXPENSES: Declined 3% on lower international spending, reflecting economic weakness in various markets.

o CHARGE CARD INTEREST EXPENSE: Grew 2% as higher billed business volumes versus last year were partially offset by a lower worldwide cost of funds.

o HUMAN RESOURCE EXPENSES: Increased 23% versus last year as a result of a higher average number of employees, merit increases and greater contract programmer costs for technology related projects.

      - The employee count at 12/98 of 69,700 was up approximately 10,700 versus last year and 2,000 versus 3Q `98 primarily due to travel acquisitions, the inclusion of Tax and Business Services and increased business volumes.

o OTHER OPERATING EXPENSES: Higher costs related to cardmember loyalty programs, acquisitions and consultants were partially offset by the benefits of ongoing cost containment efforts.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 1998 OVERVIEW
                       TRAVEL RELATED SERVICES (Cont'd)

o     CREDIT QUALITY:

      -  Both charge card and lending credit indicators improved in the quarter.

      - The provision for losses for charge card products was 25% below last year as a substantially lower provision rate, reflecting the continuation of historically low credit indicator levels, more than offset higher volumes.

      - The lending provision for losses rose 23% versus 4Q `97 on growth in outstanding loans and a more conservative reserve coverage posture.

      - Reserve coverage ratios at more than 100% of past due balances, were strong both absolutely and compared with key industry competitors.

      -  WORLDWIDE CHARGE CARD:
         -- Write-off rates improved versus 4Q `97 and 3Q `98 and past due rates remained near historically low levels.

                                                                                 12/98             9/98            12/97
                                                                         -------------     ------------     ------------
             Loss ratio, net of recoveries                                       0.42%            0.48%            0.49%
             90 days past due as a % of receivables                               2.7%             2.7%             3.1%

         -- Reserve coverage of past due accounts remained strong despite a decline in the reserve balance.

                                                                                 12/98             9/98            12/97
                                                                         --------------    -------------    ------------
             Reserves (MM)                                                       $897             $961             $951
             % of receivables                                                     3.7%             4.1%             4.0%
             % of past due accounts                                               138%             151%             132%

      -  U.S. LENDING:

         -- The write-off and past due rates improved versus both 4Q `97 and 3Q `98.

                                                                                12/98              9/98            12/97
                                                                         -------------    --------------    ------------
             U. S. write-off rate, net of recoveries                              6.2%             6.4%             6.3%
             30 days past due as a % of loans                                     3.1%             3.2%             3.5%

         --  U.S.  cardmember  lending  reserves were up versus both 4Q `97 and 3Q `98 as coverage of past due accounts increased.

                                                                                12/98              9/98           12/97
                                                                         -------------     -------------    ------------
             Reserves (MM)                                                       $619             $579             $589
             % of total loans                                                    3.7%              3.8%             4.0%
             % of past due accounts                                              120%              118%             116%

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 1998 OVERVIEW
                      AMERICAN EXPRESS FINANCIAL ADVISORS

(preliminary)                 Statement of Income
                              -------------------
                                  (unaudited)
(millions)                                                             Quarter Ended                        Percentage
                                                                       December 31,                         Inc/(Dec)
                                                        ----------------------------------------      -------------------
                                                                    1998                   1997
                                                                    ----                   ----
Revenues:
     Investment income                                              $647                   $595                    9%
     Management and distribution fees                                476                    404                   18
     Other revenues                                                  222                    203                    9
                                                                     ---                    ---
          Total revenues                                           1,345                  1,202                   12
                                                                   -----                  -----
Expenses:
     Provision for losses and benefits:
          Annuities                                                  282                    298                   (5)
          Insurance                                                  125                    121                    3
          Investment certificates                                    101                     53                   89
                                                                     ---                     --
               Total                                                 508                    472                    8
     Human resources                                                 380                    321                   18
     Other operating expenses                                        153                    150                    2
                                                                     ---                    ---
          Total expenses                                           1,041                    943                   10
                                                                   -----                    ---
Pretax income                                                        304                    259                   17
Income tax provision                                                  95                     76                   24
                                                                      --                     --
Net income                                                          $209                   $183                   14
                                                                    ====                   ====

o     Revenue and earnings growth resulted from:

     -   Increased management fees from higher managed asset levels.
     - Greater distribution fees driven by higher mutual fund sales and asset levels.
     - Higher investment income from growth in the invested asset pool and an increase in the value of options hedging outstanding stock market certificates, partially offset by lower yields.
     - Higher other revenues, as improvement in insurance premiums was moderated by the transfer to TRS of Tax & Business Services (TBS) effective 1/98.

o Revenues, net of provisions, rose 15% versus last year reflecting the items above and improved spreads on annuity and insurance products.

o     Margins improved as revenue growth outpaced higher operating expenses.

o     The effective tax rate  was 31%, even  with 3Q `98 but up from 30% in 4Q
     `97.

o    ASSETS OWNED, MANAGED AND ADMINISTERED:

                                                                                                        Percentage
     (billions)                                                       December 31,                       Inc/(Dec)
                                                            ----------------------------------        ----------------
                                                                  1998                 1997
                                                                  ----                 ----
     Assets owned (excluding separate accounts)                  $37.3                 $36.6                  2%
     Separate account assets                                      27.3                  23.2                 18
     Assets managed                                              133.8                 113.6                 18
     Assets administered                                          14.0                   8.4                 66
                                                                  ----                   ---
                    Total                                       $212.4                $181.8                 17
                                                                ======                ======

o     INVESTMENT INCOME:
     - Gross investment income growth of 9% reflects a higher invested asset pool, an increase in the value of options hedging outstanding stock market certificates and revenues from prepayments on some mortgage and bond obligations.
     -   Average invested assets of $31.3B were up 3% versus $30.3B in 4Q `97.
     -   The average yield was 7.6% versus 7.8% in 4Q `97.
     - Insurance and annuity spreads were up versus last year and last quarter. Certificate spreads were down versus 4Q `97 due to a product promotion that ran through 3Q `98 and the rapid growth of AEB related sales, but were up somewhat from 3Q `98.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 1998 OVERVIEW
                 AMERICAN EXPRESS FINANCIAL ADVISORS (Cont'd)

o    ASSET QUALITY remains strong.

     - Non-performing assets relative to invested assets were only 0.1% and were 338% covered by reserves.
     -   The SFAS  115  related  mark-to-market  adjustment  on the  portfolio
         (reported in assets pre-tax) was $382MM at 12/98 versus $492MM at 12/97 and $625MM at 9/98.
     - Unrealized appreciation on securities held to maturity was $750MM compared with $652MM at 12/97 and $941MM at 9/98.

o MANAGEMENT AND DISTRIBUTION FEES: The increase of 18% was due to higher average assets under management, distribution fees from greater mutual fund sales and asset levels and service fees received from Securities America planners.

     -  ASSETS MANAGED:
                                                                                                               Percentage
       (billions)                                                                  December 31,                Inc/(Dec)
                                                                         ------------------------------     -----------------
                                                                               1998              1997
                                                                               ----              ----
       Assets managed for individuals                                         $87.9             $72.8              21%
       Assets managed for institutions                                         45.9              40.8              12
       Separate account assets                                                 27.3              23.2              18
                                                                               ----              ----
                      Total                                                  $161.1            $136.8              18
                                                                             ======            ======

        -- The growth in managed assets since 4Q `97 resulted from $17.3B of market appreciation and $7.0B of net new money.
           - During 4Q `98, market appreciation was $18.8B and $2.0B of net new managed assets were added.

o        PRODUCT SALES:

     - Total advisor cash sales from all products grew high single digits as sales levels early in the quarter were tempered by market volatility.
     - Mutual fund sales increased 8%, despite weaker equity fund sales early in the quarter. Bond and money market fund sales remained very strong. No- and rear-load growth outpaced front-load funds. Inflows for the quarter exceeded redemptions in both the bond and equity funds.
     - Redemption rates continued to be approximately 50% of the industry level.
     - Annuity sales were down 30%, as variable annuity sales fell and fixed annuity sales continued to be depressed by low interest rates; sales of insurance products decreased 13%.
     - Certificate sales increased 36% from last year reflecting the rapid growth of certificates sold to clients outside the U.S. through a joint venture between AEFA and AEB.
     - Product sales generated through plans were 67% of total sales in 4Q `98, versus 65% last year.

o OTHER REVENUES: Were up 9% as higher life insurance premiums and financial planning fees were partially offset by the 1/98 transfer of Tax and Business Services to TRS.

     -   Financial Planning fees of $18.4MM were up 10% versus 4Q `97.

o PROVISIONS FOR LOSSES AND BENEFITS: Lower annuity product provisions resulted from both a smaller inforce level and a reduced accrual rate. Insurance provisions increased reflecting a larger inforce amount and higher claims in the life insurance business lines. Certificate products had a higher inforce level and accrual rate, primarily on the stock market certificate product as a result of the increase in the S&P 500 index.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 1998 OVERVIEW
                 AMERICAN EXPRESS FINANCIAL ADVISORS (Cont'd)

o HUMAN RESOURCES: Expenses were up 18% because of larger field force compensation-related expenses due to growth in sales and asset levels, as well as higher home office expenses from higher average full-time equivalent employees within the client services organization.

     - BRANDED ADVISOR FORCE: 9,245 at 12/98; +469 advisors, or 5%, versus 12/97; up 313 advisors versus 9/98.

       -- We remain optimistic about advisors in the pipeline as applicant activity is strong.*

       --  The veteran advisor retention rates remain at record levels.

       -- Advisor productivity weakened somewhat during the quarter as efforts were oriented toward responding to existing client needs in light of the volatile market environment, in particular, during October and early November. Productivity was also affected by the roll-out of new PC-based planning technology to the field force which necessitates additional training time in the short run but should provide productivity improvements in the future.*

       -- The number of clients and accounts per client were up 6% and 3%, respectively, versus 4Q `97. Client retention continued in excess of 95%.


     - TOTAL  ADVISOR  FORCE:  10,350,  including  advisors   from  the 1Q `98
       acquisition  of  Securities America.



o OTHER OPERATING EXPENSES: The 2% increase reflects an increased usage of contract programmers for technology-related initiatives and costs related to higher business volumes, partially offset by lower advertising expenses and the transfer of TBS to TRS.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 1998 OVERVIEW
                    AMERICAN EXPRESS BANK/TRAVELERS CHEQUE

(preliminary)                 Statement of Income
                              -------------------
                                  (unaudited)

(millions)                                                          Quarter Ended                       Percentage
                                                                     December 31,                        Inc/(Dec)
                                                          -----------------------------------      ----------------------
                                                                1998               1997
                                                                ----               ----
Net revenues:
     Interest income                                            $210               $223                         (6)%
     Interest expense                                            136                148                         (8)
                                                               -----              -----
           Net interest income                                    74                 75                         (2)
     TC investment income                                         82                 80                          2
     Foreign exchange income                                      32                 38                        (17)
     Commissions, fees and other revenues                         51                 90                        (43)
                                                              ------             ------
          Total net revenues                                     239                283                        (16)
                                                               -----              -----
Expenses:
     Human resources                                              86                 82                          5
     Other operating expenses                                    136                123                         10
     Provision for losses                                         15                 19                        (22)
                                                             -------             ------
          Total expenses                                         237                224                          6
                                                              ------              -----
Pretax income                                                      2                 59                        (96)
Income tax benefit                                               (34)                (7)                         #
                                                             -------             ------
Net income                                                       $36                $66                        (46)
                                                              ======              =====

# Denotes variance in excess of 100%.


o Revenues declined 16% on lower foreign exchange trading levels by clients, generally weaker revenue throughout AEB's other commercial businesses in Asia and last year's $24MM of non-recurring recoveries on abandoned property related to the TC business (included in commissions, fees and other revenues). AEB's two individual oriented businesses, Private Banking and Personal Financial Services, both showed continued improvement in the quarter as assets managed, deposits and loans all grew.

     - Net interest income at AEB was down 2% reflecting a lower loan portfolio and increased non-performing loans, principally in Indonesia.

     - TC investment income was unchanged, as higher average investments were offset by lower yields.

o Human resources expense rose 5% from growth of Personal Financial Services and Private Banking. Other operating expenses increased 10% as a result of higher TC selling and advertising costs, and expenses to relocate TC management to New York.

o The provision for losses decreased versus last year following the significant 1Q `98 provision for credit losses related to exposures in the Asia/Pacific region, principally in Indonesia.

o    AEB remained "well capitalized".

                                       12/98               9/98             12/97            Well-Capitalized
                                  ----------------    -------------    ---------------    ---------------------
     Tier 1                             9.8%               9.4%              8.8%                  6.0%
     Total                             12.6%              12.2%             12.3%                 10.0%
     Leverage Ratio                     5.5%               5.6%              5.3%                  5.0%

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 1998 OVERVIEW
                AMERICAN EXPRESS BANK/TRAVELERS CHEQUE (Cont'd)

o      EXPOSURES

     - AEB had approximately $5.6B outstanding in worldwide loans at 12/98 compared to $6.1B at 9/98 and $6.2B at 12/97. The decline since 12/97 resulted from an $800MM decrease in commercial and correspondent bank loans and a $260MM increase in consumer and private banking loans, largely in the Asia/Pacific region. In addition to the loan portfolio, there are other banking activities, such as forward contracts, various contingencies and market placements, which added approximately $7.6B to the credit exposures at 12/98, compared with $7.7B at 9/98 and $8.1B at 12/97.

                                                                                 12/31/98
                                                    -------------------------------------------------------------------
                                                                                 Net
                                                                             Guarantees                                   9/30/98
                                                                FX and           and                       Total           Total
       Country                                       Loans    Derivatives    Contingents      Other*    Exposure**      Exposure**
       -------                                       -----    -----------    -----------      ------    ----------      ----------
       Hong Kong                                      $0.9              -           $0.1        $0.1          $1.1         $1.2
       Indonesia                                       0.3              -              -         0.1           0.4          0.5
       Singapore                                       0.4              -            0.1         0.1           0.6          0.6
       Korea                                           0.1              -            0.1         0.2           0.3          0.4
       Taiwan                                          0.4              -            0.1           -           0.5          0.6
       China                                             -              -              -           -             -          0.1
       Japan                                             -              -              -         0.1           0.1          0.1
       Thailand                                          -              -              -           -             -           -
       Other                                           0.1              -              -         0.1           0.1          0.2
                                                      ----           ----           ----        ----          ----         ----
           Total Asia/Pacific Region **                2.1           $0.1            0.4         0.6           3.2          3.7
                                                      ----           ----           ----        ----          ----         ----

       Chile                                           0.3              -              -         0.1           0.4          0.5
       Brazil                                          0.3              -              -         0.1           0.4          0.4
       Mexico                                          0.1              -              -           -           0.1          0.1
       Peru                                            0.1              -              -           -           0.1          0.1
       Argentina                                       0.1              -              -           -           0.1          0.1
       Other                                           0.3              -              -         0.1           0.4          0.3
                                                      ----           ----           ----        ----          ----         ----
           Total Latin America **                      1.1              -              -         0.3           1.4          1.6
                                                      ----           ----           ----        ----          ----         ----

       India                                           0.3              -            0.1         0.4           0.8          0.8
       Pakistan                                        0.1              -              -         0.1           0.2          0.2
       Other                                           0.1              -            0.1         0.1           0.2          0.3
                                                      ----           ----           ----        ----          ----         ----
           Total Sub Continent **                      0.5              -            0.1         0.6           1.2          1.3
                                                      ----           ----           ----        ----          ----         ----
       Egypt                                           0.5              -              -         0.2           0.7          0.8
       Other                                           0.1              -            0.1         0.1           0.3          0.3
                                                      ----           ----           ----        ----          ----         ----
           Total Middle East and Africa **             0.6              -            0.1         0.3           1.0          1.1
                                                      ----           ----           ----        ----          ----         ----

           Total Europe ***                            1.0            0.1            1.1         2.2           4.4          4.5

           Total North America                         0.2            0.1            0.1         1.6           1.9          1.6
                                                      ----           ----           ----        ----          ----         ----
       Total Worldwide **                             $5.6           $0.3           $1.8        $5.5         $13.2        $13.8
                                                      ====           ====           ====        ====         =====        =====

     *   Includes cash, placements and securities.
     **  Individual items may not add to totals due to rounding.
     *** Includes $20MM of exposure to Russia, which decreased from $35MM at 9/98 due to payments received during the quarter.

         Note: Includes cross-border and local exposure and does not net local funding or liabilities against any local exposure.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 1998 OVERVIEW
                AMERICAN EXPRESS BANK/TRAVELERS CHEQUE (Cont'd)

o Total non-performing loans for AEB rose to $180MM from $47MM at 12/97 but declined from $239MM at 9/98. The increase versus last year primarily reflects deterioration in Indonesia as well as a few loans in other emerging markets. The decrease versus 9/98 reflects write-offs of loans previously reserved for, primarily in Indonesia.

o Other non-performing assets, primarily foreign exchange and derivatives, increased to $63MM at 12/98 from $11MM at 12/97 but decreased from $92MM at 9/98. The changes primarily reflect deterioration within Indonesian contracts earlier in the year and write-offs related to these contracts in 4Q `98, as anticipated within the 1Q `98 provision.

o Total reserves at 12/98 were $259MM compared with $348MM at 9/98 and $137MM at 12/97 and are allocated as follows:

     (millions)                                          12/98           9/98           12/97
                                                     ----------    -----------     -----------

     Loans                                                $214           $279            $131
     Other Assets, primarily derivatives                    43             66               6
     Other Liabilities                                       2              3               -
                                                          ----           ----            ----
          Total                                           $259           $348            $137
                                                          ====           ====            ====

     - The $89MM decrease versus 9/98 resulted from write-offs of loans and other exposures previously reserved for, primarily in Indonesia.

o Management formally reviews the loan portfolio and evaluates credit risk throughout the year. Such review takes into consideration the financial condition of the borrowers, fair market value of collateral, status of delinquencies, historical loss experience, industry trends, and the impact of current economic conditions. As of December 31, 1998 management considers the loan loss reserve to be appropriate.

     The reserve coverage of criticized exposures in the Asia/Pacific region, primarily Indonesia, is nearly 2X the regulatory standards despite the substantial write-offs taken during the quarter. The reserve coverage elsewhere is in line with regulatory standards.

                         FOURTH QUARTER 1998 OVERVIEW
                              CORPORATE AND OTHER



o The 4Q `98 net operating expense was $41MM compared with $37MM in 4Q `97.
     - 4Q `98 and 4Q `97 reflect earnings payouts from the sale of Shearson to Travelers. These were offset by costs associated with Y2K expenditures and other AXP initiatives such as global systems development and interactive customer services in both periods. 1998 was the last year AXP was eligible to receive a payout from Travelers.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 1998 OVERVIEW
                                 CONSOLIDATED

(millions, except per share amounts)                                   Year Ended                          Percentage
                                                                      December 31,                         Inc/(Dec)
                                                        ------------------------------------------      -----------------
                                                                   1998               1997
                                                                   ----               ----
Consolidated revenues                                           $19,132            $17,760                        7.7%
---------------------                                           =======            =======

Net income:
----------
       Before Significant Items                                  $2,201             $1,991                       10.5%
       AEB provision for Asian credit losses                       (138)                 -                          -
       FDC gain                                                      39                  -                          -

       Lehman earnings dividend                                      39                  -                          -
                                                                 ------             ------
       Consolidated                                              $2,141             $1,991                        7.5%
                                                                 ======             ======

EPS:
---
      Basic    - Before Significant Items                         $4.84              $4.29                       12.8%
                                                                  =====              =====
               - Consolidated                                     $4.71              $4.29                        9.8%
                                                                  =====              =====

      Diluted  - Before Significant Items                         $4.76              $4.15                       14.7%
                                                                  =====              =====
               - Consolidated                                     $4.63              $4.15                       11.6%
                                                                  =====              =====


o CONSOLIDATED REVENUES: Grew 7.7% reflecting the benefits of strong card spending, greater loan balances, higher managed assets, and travel acquisitions, which were partially offset by a decline in card fees and last year's non-recurring recoveries on abandoned Travelers Cheque ("TC") property.

o CONSOLIDATED EXPENSES: Increased 8.0% due to higher marketing and promotion, human resource and operating expenses, travel acquisitions, as well as the 1Q `98 $213MM provision for credit losses related to AEB's exposures in the Asia/Pacific region, principally in Indonesia.

o    AVERAGE SHARES:
                                                                            Millions of Shares
                                                                      -----------------------------
                                                                       1998                 1997
                                                                      -----                ------
     Basic                                                            454.4                 464.2
                                                                      =====                 =====
     Diluted                                                          462.8                 479.2
                                                                      =====                 =====

o    ACTUAL SHARE ACTIVITY:

     Shares outstanding - beginning of period
                                                                      466.4                 472.9
     Repurchase of common shares                                      (19.4)                (17.0)
     Lehman preferred stock exchange                                      -                   4.4
     Employee benefit plans, compensation and other                     3.5                   6.1
                                                                      -----                 -----
     Shares outstanding - end of period                               450.5                 466.4
                                                                      =====                 =====

o    SEGMENT REPORTING REVISION:

     In the third quarter of 1997, the TC unit, which had been part of TRS, began reporting to the Chief Executive Officer of AEB. This change was designed to align better our TC business with AEB's strengths in overseas markets and to improve our ability to realize synergies from closer cooperation between TC and AEB.

     In accordance with Statement of Financial Accounting Standards No. 131, TC, which historically has been included in TRS, is reported in a new segment with AEB as of 1Q `98. All prior year information has been restated to conform with this classification.


                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 1998 OVERVIEW
                            TRAVEL RELATED SERVICES

(preliminary)                 Statement of Income
                              -------------------
                        (unaudited, managed asset basis)

                                                                       Year Ended                          Percentage
(millions)                                                            December 31,                         Inc/(Dec)
                                                        ------------------------------------------      -----------------
                                                                    1998                     1997
                                                                    ----                     ----
Net revenues:
     Discount revenue                                             $6,115                   $5,666               8%
     Net card fees                                                 1,584                    1,609              (2)
     Travel commissions and fees                                   1,647                    1,489              11
     Other revenues                                                2,225                    2,002              11
     Lending:
          Finance charge revenue                                   2,470                    2,105              17
          Interest expense                                           810                      694              17
                                                                     ---                      ---
               Net finance charge revenue                          1,660                    1,411              18
                                                                   -----                    -----
          Total net revenues                                      13,231                   12,177               9
                                                                  ------                   ------
Expenses:
     Marketing and promotion                                       1,094                      990              11
     Provision for losses and claims:
          Charge card                                                994                    1,105             (10)
          Lending                                                  1,093                      937              17
          Other                                                       56                       57              (1)
                                                                --------                 --------
               Total                                               2,143                    2,099               2
                                                                   -----                    -----
     Charge card interest expense                                  1,040                      973               7
     Human resources                                               3,544                    3,076              15
     Other operating expenses                                      3,346                    3,254               3
                                                                   -----                    -----
          Total expenses                                          11,167                   10,392               7
                                                                  ------                   ------
Pretax income                                                      2,064                    1,785              16
Income tax provision                                                 700                      621              13
                                                                     ---                      ---
Net income                                                        $1,364                   $1,164              17
                                                                  ======                   ======

o    Revenues  benefited  from higher  worldwide  billed  business,  growth in cardmember loans outstanding, wider interest margins, travel acquisitions, and the transfer of Tax and Business Services (TBS) from AEFA effective 1/98.

o Under Statement of Financial Accounting Standards No. 125 (SFAS 125), which prescribes the accounting for securitizations, TRS recognized a pre-tax gain of $36MM ($23MM after-tax) in 2Q `98 and $37MM ($24MM after-tax) in 3Q `97 related to the securitization of U.S. receivables. These gains were invested in Marketing and Promotion activities and therefore had no material impact on net income. For purposes of the above "managed asset basis" Statement of Income, which presents TRS' results as if there had been no securitizations, such gain (reported on the GAAP Statement of Income as a $28MM reduction in the Lending Provision for Losses and an increase in Other Revenue in 2Q '98 and as a reduction in the Lending Provision for Losses in 3Q `97) and corresponding increases in Marketing and Promotion expense have been eliminated.

o The pre-tax margin improved versus last year despite travel acquisitions, which increased revenues and expenses but did not have a material effect on earnings, and the inclusion of TBS. The higher expenses reflect increased human resource, marketing and promotion and interest expenses, as well as moderately greater operating expenses and provisions for losses.

o    The tax rate was 34% in 1998 versus 35% in 1997.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 1998 OVERVIEW
                       TRAVEL RELATED SERVICES (Cont'd)

o DISCOUNT REVENUE: Higher billed business and a stable discount rate resulted in an 8% increase in discount revenue.
      -  The AVERAGE DISCOUNT RATE of 2.73% in 1998 was flat with 1997.

                                                                             Year Ended                  Percentage
                                                                            December 31,                  Inc/(Dec)
                                                                   -------------------------------    ------------------
                                                                            1998             1997
                                                                            ----             ----
     Card billed business (billions):
          United States                                                   $165.6           $150.5              10%
          Outside the United States                                         61.9             58.7               5
                                                                            ----             ----
          Total                                                           $227.5           $209.2               9
                                                                          ======           ======

     Spending per basic card in force (dollars) (a):
          United States                                                   $7,152           $6,568               9%
          Outside the United States                                       $6,229           $6,233               -
          Total                                                           $6,885           $6,473               6

         (a) Proprietary card activity only.

      - BILLED BUSINESS: Higher spending per basic cardmember worldwide (due in part to expanded merchant coverage and the benefits of rewards programs) and greater average cards in force resulted in a 9% increase in billed business.

         -- U.S. spending per basic card in force increased 9% reflecting strong growth in the consumer, corporate and small business areas.
         --  Excluding foreign exchange translation:
             - Total billed business outside the U.S. grew approximately 10% versus the reported 5%, reflecting double digit increases in Europe, Canada and Latin America, and low single digit growth in the Asia/Pacific region, which represents less than 10% of the worldwide total.
             - Spending per proprietary basic card in force outside the U.S. increased 4%.
         -- Network partnership volumes sustained their strong growth trend. -- The retail category continues to be a strong component of worldwide business.
         -- The average airline charge grew slightly and transaction volumes increased modestly.

o NET CARD FEES: Lower card fees resulted from a continuing decline in consumer charge cards and the effect of AXP's strategy of building its relationships through the issuance of low- and no-fee credit cards.
      -  The average fee per card in force was $38 in 1998 versus $39 in 1997.

o TRAVEL COMMISSIONS AND FEES: Travel revenues were up 11% on 15% growth in sales, primarily driven by acquisitions. The declining revenue earned per dollar of sales (8.3% in 1998 versus 8.6% in 1997) reflects continued efforts by airlines to reduce distribution costs and by large corporate clients to contain travel and entertainment expenses.

o OTHER REVENUES: The 11% improvement reflects higher card assessments and fees, a greater publishing contribution, lower interest revenues, and the transfer of TBS from AEFA effective 1/98. The revenue benefit of this transfer was partially offset by the sale of Epsilon late last year.

o NET FINANCE CHARGE REVENUE: Rose 18% on 16% growth in worldwide lending balances and higher net interest yields.
      - The increased yield on the U.S. portfolio (9.5% in 1998 versus 9.1% in 1997) was due to changes in the product mix and a lower average proportion of the portfolio on introductory-rates.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 1998 OVERVIEW
                       TRAVEL RELATED SERVICES (Cont'd)

o MARKETING AND PROMOTION EXPENSES: Increased 11% due to more advertising, higher merchant-related cooperative advertising costs, and greater SBS card and balance acquisition efforts.

o CHARGE CARD INTEREST EXPENSE: Grew 7% as higher billed business volumes were partially offset by a somewhat lower worldwide cost of funds.

o HUMAN RESOURCE EXPENSES: Increased 15% versus last year as a result of higher average employee levels, principally due to acquisitions, merit increases, greater contract programmer costs for technology related projects, and larger business volumes.

o OTHER OPERATING EXPENSES: Higher costs related to loyalty programs were mitigated by the benefits of ongoing cost containment efforts.

o     CREDIT QUALITY:

      - The provision for losses on charge card products was 10% below last year as a lower provision rate, reflecting a decline in write-off and past due rates, more than offset higher volumes.

      -  The  lending   provision  for  losses  increased  17%  on  growth  in
         outstanding loans.

      - Reserve coverage ratios at more than 100% of past due balances remain strong both absolutely and compared with key industry competitors.

      -  WORLDWIDE CHARGE CARD:

         -- Write-off rates declined and past due account levels improved versus last year.

                                                                       12/98           12/97
                                                                    ------------     -----------
             Loss Ratio, net of recoveries                              0.46%           0.50%
             90 days past due as a % of receivables                      2.7%            3.1%

         --  Reserve coverage improved despite a decline in the reserve balance.

                                                                       12/98           12/97
                                                                    ------------     -----------
             Reserves (MM)                                              $897            $951
             % of receivables                                            3.7%            4.0%
             % of past due accounts                                      138%            132%

      -  U.S. LENDING:

         -- The net write-off rate for 1998 was up reflecting a higher level of bankruptcies and the aging of loans from more recent product offerings. Past due account levels declined.

                                                                       12/98           12/97
                                                                    ------------     -----------
             U. S. write-offs, net of recoveries                         6.4%            6.0%
             30 days past due as a % of loans                            3.1%            3.5%

         -- Cardmember lending reserves increased as provisions more than covered charge-offs.

                                                                       12/98          12/97
                                                                    ------------    -----------
             Reserves (MM)                                              $619            $589
             % of total loans                                            3.7%            4.0%
             % of past due accounts                                     120%             116%


                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 1998 OVERVIEW
                      AMERICAN EXPRESS FINANCIAL ADVISORS


(preliminary)                Statement of Income
                             -------------------
                                  (unaudited)


(millions)                                                            Year Ended                          Percentage
                                                                     December 31,                         Inc/(Dec)
                                                        ----------------------------------------      -------------------
                                                                    1998                   1997
                                                                    ----                   ----
Revenues:
     Investment income                                            $2,437                 $2,339                 4%
     Management and distribution fees                              1,851                  1,486                25
     Other revenues                                                  807                    774                 4
                                                                     ---                    ---
          Total revenues                                           5,095                  4,599                11
                                                                   -----                  -----
Expenses:
     Provision for losses and benefits:
          Annuities                                                1,150                  1,214                (5)
          Insurance                                                  489                    452                 8
          Investment certificates                                    275                    200                37
                                                                     ---                    ---
               Total                                               1,914                  1,866                 3
     Human resources                                               1,441                  1,229                17
     Other operating expenses                                        548                    482                14
                                                                     ---                    ---
          Total expenses                                           3,903                  3,577                 9
                                                                   -----                  -----
Pretax income                                                      1,192                  1,022                17
Income tax provision                                                 374                    315                19
                                                                     ---                    ---
Net income                                                          $818                   $707                16
                                                                    ====                   ====

o        Revenue and earnings growth reflect:
     -   Increased management fees related to higher managed asset levels.
     - Greater distribution fees driven by mutual fund sales and asset levels.
     - Modest growth in investment income due to a lower investment yield on a slowly expanding owned investment asset pool.
     - Higher other revenues, as strong improvement in insurance premiums was partially offset by the transfer to TRS of Tax and Business Services (TBS) effective 1/98.

o Revenue growth, net of provisions, was strong at +16% versus last year, reflecting the above items and improved spreads on annuity and insurance products.

o  Margins   improved  as  revenue  growth  outpaced   higher   operating  and
compensation-related expenses.

o        The effective tax rate was 31% in both periods.

o        INVESTMENT INCOME:

     -   Average invested assets of $30.9B rose 4% versus $29.6B in 1997.

     -   The average yield of 7.6% compared with 7.7% last year.

     - Overall, annuity and insurance spreads were up versus last year, but certificate spreads were down.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 1998 OVERVIEW
                 AMERICAN EXPRESS FINANCIAL ADVISORS (Cont'd)

o MANAGEMENT AND DISTRIBUTION FEES: The increase of 25% was due to higher average assets under management and distribution fees from greater mutual fund asset and sales levels and service fees received from Securities America planners.

     - PRODUCT SALES:

       --  Total advisor cash sales from all products grew 16% versus 1997.

       -- Mutual fund sales were a record, up 21%, reflecting strong equity, fixed income and money market fund in-flows. All three load categories, i.e., front, rear and no, posted double-digit improvement versus last year.

       -- Sales of annuity products were down 26%, primarily because fixed annuity sales were depressed by low interest rates; sales of insurance products declined 7.5%.

       -- Certificate sales were a record, up 65%, reflecting the effect of a rate-oriented product promotion offered to U.S. clients, as well as the rapid growth of certificates sold to clients outside the U.S. through a joint venture between AEFA and AEB.

       -- Product sales generated through plans were 65% of total sales compared to 66% last year.


o OTHER REVENUES: Growth of 4% resulted from higher life insurance premiums and financial planning fees, partially offset by the loss of tax preparation fees, reflecting the 1/98 transfer of TBS to TRS.

     -  Financial Planning fees of $72.4MM increased 19% versus 1997.


o PROVISIONS FOR LOSSES AND BENEFITS: Annuity product provisions were down versus last year with lower inforce levels and accrual rates. Insurance provisions increased from unfavorable claims experience in the life insurance business lines, as well as a larger in force level. Certificate products had a higher inforce level and accrual rates.


o HUMAN RESOURCES: Greater field force compensation-related expenses from growth in sales and asset levels, as well as higher average full-time equivalent employees primarily within client services organization, caused costs to rise.


o OTHER OPERATING EXPENSES: The 14% increase reflects higher costs related to the outsourcing of data processing support services, increased usage of contract programmers for technology-oriented initiatives, expanded advertising, and business growth.


                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 1998 OVERVIEW
                    AMERICAN EXPRESS BANK/TRAVELERS CHEQUE

(preliminary)                 Statement of Income
                                  (unaudited)

(millions)                                                            Year Ended                          Percentage
                                                                     December 31,                         Inc/(Dec)
                                                        ----------------------------------------      -------------------
                                                                    1998                   1997
                                                                    ----                   ----
Net revenues:
     Interest income                                                $854                   $897                (5)%
     Interest expense                                                564                    579                (3)
                                                                     ---                    ---
           Net interest income                                       290                    318                (9)
     T/C investment income                                           330                    331                (1)
     Foreign exchange income                                         145                    101                43
     Commissions, fees and
          other revenues                                             237                    374               (37)
                                                                     ---                    ---
          Total net revenues                                       1,002                  1,124               (11)
                                                                   -----                  -----

Expenses:
     Human resources                                                 322                    306                 5
     Other operating expenses                                        537                    517                 4
     Provision for losses                                            272                     52                 #
                                                                     ---                    ---
          Total expenses                                           1,131                    875                29
                                                                   -----                    ---
Pretax income/(loss)                                                (129)                   249                 #
Income tax benefit                                                  (172)                   (23)                #
                                                                     ---                    ---
Net income                                                           $43                   $272               (84)
                                                                  ======                   ====

# Denotes variance in excess of 100%.

o Revenue decreased 11% as strong foreign exchange income was more than offset by last year's $96MM of non-recurring recoveries on abandoned property related to the TC business (included in Commissions, Fees and Other Revenues) and generally weaker revenue throughout AEB's other commercial businesses. AEB's two individual oriented businesses, Private Banking and Personal Financial Services, both showed improvement during the year as assets managed, deposits, and loans all grew.

o Net interest income at AEB was down 9% reflecting a lower overall loan portfolio and increased non-performing loans, principally in Indonesia.

o The provision for losses increased substantially due to the $213MM ($138MM after-tax) 1Q `98 provision for credit losses related to exposures in the Asia/Pacific region, principally Indonesia.

                            FULL YEAR 1998 OVERVIEW
                              CORPORATE AND OTHER

o The 1998 net operating expense of $162MM compared with $152MM in 1997. This excludes the 1Q `98 $46MM ($39MM after-tax) Lehman Brothers preferred dividend based on its earnings and a $60MM ($39MM after-tax) gain on the sales of a portion of First Data Corporation shares. Including these items, Corporate and Other had net expense of $84MM in 1998.

     - 1998 and 1997 reflect earnings payouts from the sale of Shearson to Travelers. These payouts, along with sales of securities and adjustment of valuation allowances related to certain corporate assets, substantially offset costs associated with Y2K expenditures. 1998 was the last year AXP was eligible to receive a payout from Travelers.

     - 1997 also included a $7MM pretax benefit from the Lehman Brothers preferred dividend based on its earnings.
                                      19